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                      WILSON SONSINI GOODRICH & ROSATI
                          PROFESSIONAL CORPORATION

                             650 Page Mill Road
                      Palo Alto, California 94304-1050
             TELEPHONE 650-493-9300     FACSIMILE 650-493-6811

                               EXHIBIT 5.1

                             November 4, 1997

SuperGen, Inc.
Two Annabel Lane, Suite 220
San Ramon, California 94583

     RE:  Registration Statement No. 333-476-LA on Form SB-2

Ladies and Gentlemen:

     We have examined the Registration Statement on Form SB-2 filed by you with the Securities and Exchange Commission on January 18, 1996 (Registration No. 333-476-LA), Amendment No. 1 thereto filed February 26, 1996, Amendment No. 2 thereto filed March 7, 1996, Post-Effective Amendment No. 1 on Form S-3 filed August 15, 1997, Post-Effective Amendment No. 2 on Form S-3 filed October 6, 1997 and Post-Effective Amendment No. 3 on Form S-3 filed November 4, 1997 (the "Registration Statement") relating to 4,024,302 shares of your Common Stock issuable upon the exercise of 4,024,302 warrants (the "Warrants") issued is connection with your initial public offering, 350,000 shares of Common Stock and 350,000 Warrants issuable upon exercise of a warrant (the "Representative's Warrant") issued to Paulson Investment Company, Inc. and 350,000 shares of Common Stock issuable upon exercise of the Warrants included in the Representative's Warrant.

     It is our opinion that, assuming the delivery in accordance with the Securities Act of 1933, as amended, of a current prospectus relating to the Common Stock underlying the Warrants, the Representative's Warrant and the Warrants issuable upon exercise of the Representative's Warrant and assuming such Common Stock is qualified for sale or exempt from qualification under applicable state securities laws, such Common Stock when issued upon exercise of the applicable warrant in the manner specified in the Registration Statement and the Warrant Agreement dated March 2, 1996 relating the Warrants or the Representative's Warrant, as the case may be, will be legally and validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement, including the prospectus constituting a part thereof, and any amendment thereto.

                                       Sincerely,

                                       WILSON SONSINI GOODRICH & ROSATI
                                       Professional Corporation

                                       /s/ WILSON SONSINI GOODRICH & ROSATI